EXHIBIT 4.1
EXECUTION VERSION

DISCOVER BANK
Master Servicer, Servicer and Seller
and
U.S. BANK NATIONAL ASSOCIATION
Trustee
on behalf of the Certificateholders
FOURTH AMENDMENT TO AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT
dated as of November 3, 2004

DISCOVER CARD MASTER TRUST I

Dated as of
December 18, 2007

EXECUTION VERSION
     This FOURTH AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Amendment”), dated as of December 18, 2007, is entered into by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller (“Discover Bank”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the “Trustee”).
          WHEREAS, Discover Bank and the Trustee entered into that certain Pooling and Servicing Agreement dated as of October 1, 1993, as amended, which was restated in its entirety by that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between Discover Bank and the Trustee, relating to Discover Card Master Trust I, as amended by that certain First Amendment to Amended and Restated Pooling and Servicing Agreement and Global Amendment to Certain Series Supplements thereto, dated as of January 4, 2006, that certain Second Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2006, and that certain Third Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of July 26, 2007 (as amended, the “Agreement”); and
          WHEREAS, pursuant to Sections 13.01(a)(ii) of the Agreement, Discover Bank and the Trustee desire to amend Section 2.01 of the Agreement, in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series currently outstanding, including any Series that has issued only collateral certificates to an entity or entities that issues securities supported by, among other things, such collateral certificates.
          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:
          1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.
          2. Amendments to the Agreement.
          (a) Effective as of the date hereof Section 2.01 of the Agreement is amended by adding the following paragraph as a new subsection (c) of Section 2.01:
“(c) At all times Discover Bank shall identify the Accounts (and only the Accounts) in its computer files with a “41”, “42”, “341”, or “342” in the field captioned “SECURED_POOL_NBR”; provided, however, that Discover Bank may change the number used to identify any of the Accounts in its computer files, or the caption of the field if Discover Bank records and files, at its own expense, any amendment to any financing statements with respect to the Receivables then existing and thereafter created as is necessary to preserve the perfection of the security interest in such Receivables to the Trust after giving effect to such change, and shall deliver a file-stamped copy of such amendment or other evidence of such filing to the Trustee on or prior to the date of any such change.”
          3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.
          4. Incorporation by Reference. The provisions of Sections 13.04 (Governing Law), 13.07 (Severability of Provisions), 13.10 (Further Assurances), 13.12 (Counterparts) and 13.13 (Third Party Beneficiaries) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Agreement were references to this Amendment.
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     IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller
By:	/s/ Michael F. Rickert
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

Signature Page to Fourth Amendment
to Amended and Restated Pooling and Servicing Agreement